UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2006

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K filed on May 24, 2006 (the “Initial Form 8-K”) is filed by Whirlpool Corporation (the “Company”) to provide information not available at the time of the Initial Form 8-K.

Item 2.05 – Costs Associated with Exit or Disposal Activities.

On May 24, 2006, the Company filed the Initial Form 8-K announcing its decision to sell the Hoover floor care (principally vacuum cleaners), Dixie-Narco (commercial vending machines), Amana commercial microwave and Jade commercial appliance businesses in order to focus on its core appliance business. At the time of the filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to dispositions.

Pursuant to Item 2.05 of Form 8-K, the Company is now filing an amended Form 8-K to announce its determination of such estimates.

(b) The registrant’s estimate for each major type of cost associated with sale of the businesses is approximately:

Severance	$2.8 million
Retention	$4.1 million
Consulting and Legal Fees	$13.4 million

(c) The registrant’s estimate of the total amount expected to be incurred in connection with the sale of these businesses is approximately $20.3 million.

(d) The registrant’s estimate of the amount or range of amounts of a charge that will result in future cash expenditures is approximately $710,000.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: May 14, 2007	By:	/s/ Daniel F. Hopp
	Name:	Daniel F. Hopp
	Title:	Senior Vice President, Corporate Affairs, General Counsel and Secretary